As filed with the Securities and Exchange Commission on June 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kolibri Global Energy Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1311	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

925 Broadbeck Drive, Suite 220

Thousand Oaks, CA 91320

(805) 484-3613

(Address and telephone number of Registrant’s principal executive offices)

Gary Johnson

925 Broadbeck Drive, Suite 220

Thousand Oaks, CA 91320

(805) 484-3613

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Rick Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, NY 10112 (212) 659-4974

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐		upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒		at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in British Columbia, Alberta, Manitoba and Ontario, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This prospectus is a short form base shelf prospectus. This short form base shelf prospectus has been filed under the legislation in British Columbia, Alberta, Manitoba and Ontario that permits certain information about the securities offered hereby to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of the securities offered hereby provided that such delivery is not required where an exemption from such delivery requirements is available.

No securities regulatory authority has expressed an opinion about the securities offered hereby and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of the securities offered hereby only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Kolibri Global Energy Inc., at 925 Broadbeck Dr., Suite 220, Thousand Oaks, California 91320, T: (805) 484-3613 and are also available electronically at www.sedarplus.ca.

preliminary SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 24, 2025

KOLIBRI GLOBAL ENERGY INC.

US$75,000,000

COMMON SHARES

PREFERRED SHARES

WARRANTS

UNITS

SUBSCRIPTION RECEIPTS

This short form base shelf prospectus (this “Prospectus”) relates to the offer and sale by Kolibri Global Energy Inc. (the “Corporation” or “Kolibri”) from time to time, in one or more series or issuances, of (i) common shares in the capital of the Corporation (“Common Shares”), (ii) any class of preferred shares in the capital of the Corporation (“Preferred Shares”) (iii) warrants to purchase Common Shares (“Warrants”), (iv) units comprising one or more of the other Securities (as defined below) (“Units”), and (v) subscription receipts exercisable for Common Shares, Warrants or Units (“Subscription Receipts”, and together with the Common Shares, Preferred Shares, Warrants, Units and Subscription Receipts, the “Securities”) of the Corporation, with the total gross proceeds not to exceed US$75,000,000 during the 25-month period that this Prospectus, including any amendments hereto, remains effective. The Securities may be offered hereunder in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (“Prospectus Supplement”).

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In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Corporation or a subsidiary of the Corporation. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and the assumption of liabilities.

Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at non-fixed prices. If offered on a non-fixed price basis, securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”), including sales made directly on the Nasdaq Capital Market (the “Nasdaq”) or other existing US trading markets for the securities, which prices may vary as between purchasers and during the period of distribution of the Securities, as set forth in an accompanying Prospectus Supplement.

In connection with the offering of the Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser that acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under this Prospectus regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter, dealer or agent involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allotment position in the Securities. See “Plan of Distribution”.

The specific terms of any Securities with respect to a particular offering will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares; (ii) in the case of Preferred Shares, the designation of the particular series, the number of Preferred Shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other terms specific to the Preferred Shares; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, whether the Warrants are being offered for cash, the designation, number and terms of the other Securities issuable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, the currency in which such other Securities are issued and any other terms specific to the Subscription Receipts; and (v) in the case of Units, the number of Units being offered, the offering price and the designation, number and terms of the Securities comprising the Units, and any other terms specific to the Units. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

The Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “KEI” and in the United States on the Nasdaq under the symbol “KGEI”. On June 23, 2025, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSX was CDN$9.28 and on the Nasdaq was US$6.73.

Unless otherwise specified in an applicable Prospectus Supplement, the Preferred Shares, Warrants, Units and Subscription Receipts (collectively, the “Non-Listed Securities”) will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Non-Listed Securities may be sold and purchasers may not be able to resell such Non-Listed Securities purchased under this Prospectus. This may affect the pricing of the Non-Listed Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Non-Listed Securities and the extent of issuer regulation. See “Risk Factors”.

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An investment in the Securities being offered is highly speculative and involves significant risks that prospective investors should consider before purchasing such Securities. Prospective investors should carefully review the risks outlined in this Prospectus (including any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement as well as the information under the heading “Cautionary Note Regarding Forward-Looking Information” and consider such risks and information in connection with an investment in the Securities. See “Risk Factors” for a more complete discussion of these risks.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”) and may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in Prospectus, and the underwriters, dealers or agents named in any Prospectus Supplement, may be residents of a foreign country, and that all or a substantial portion of the assets of the Corporation and said persons may be located outside the United States. See “Enforceability of Civil Liabilities.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATED SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition and disposition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors may not be described fully herein or in any applicable Prospectus Supplement. Prospective Investors should read the tax discussion contained in this Prospectus, as well as the tax discussion, if any, contained in any applicable Prospectus Supplement with respect to a particular offering of the Securities and consult their own tax advisors with respect to their own particular circumstances. See “Certain Income Tax Considerations” in this Prospectus.

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required by applicable securities law. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. Kolibri may offer and sell the Securities to, or through, underwriters or dealers purchasing as principals, and also may offer and sell the Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. The Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities, if any, and will set forth the terms of the offering of the Securities, the method of distribution of Securities, including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents, if any, the initial issue price (in the event that the offering is a fixed price distribution), and any other material terms of the plan of distribution. This Prospectus may qualify as an “at-the-market distribution” as defined in NI 44-102. However, any such “at-the-market distribution” will be conducted only in the United States and no Securities will be offered or sold in Canada on the TSX or other trading markets in Canada in connection therewith.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Corporation’s head office is located at 925 Broadbeck Dr., Suite 220, Thousand Oaks, California 91320 and its registered office is located at 15th Floor, 1111 West Hastings Street, Vancouver, BC V6E 2J3.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement. Kolibri has not authorized anyone to provide you with different information. Kolibri is not making an offer of the Securities in any jurisdiction where the offer is not permitted. You should bear in mind that the information contained in this Prospectus and any Prospectus Supplement is accurate as of the date on the front of such documents and that information contained in any document incorporated by reference is accurate only as of the date of that document. Such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this Prospectus and by any subsequently filed prospectus amendments.

This Prospectus provides a general description of the Securities that the Corporation may offer. Each time the Corporation sells securities under this Prospectus, it will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. However, purchasers of Securities distributed under an “at-the-market distribution” will not be sent or delivered a prospectus, prospectus supplement, and any amendment relating to the Common Shares purchased by such purchaser, as permitted under Part 9 of NI 44-102. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under “Documents Incorporated by Reference”.

This Prospectus is a base shelf prospectus that:

●	the Corporation has filed with the securities commissions in British Columbia, Alberta, Manitoba and Ontario in order to qualify the offering of the Securities described in this Prospectus in accordance with National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and NI 44-102; and

●	forms part of a registration statement on Form F-10 (the “Registration Statement”) that the Corporation has filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) under the multi-jurisdictional disclosure system (“MJDS”) adopted by Canada and the United States.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “Kolibri”, “Corporation” “we”, “us” or “our” includes Kolibri Global Energy Inc. and each of its subsidiaries.

NOTICE REGARDING PRESENTATION OF FINANCIAL INFORMATION

The financial statements incorporated by reference in this Prospectus and any Prospectus Supplement, and the selected consolidated financial data derived therefrom included in this Prospectus and any Prospectus Supplement, are presented in US dollars. Unless stated otherwise or the context otherwise requires, in this Prospectus and any Prospectus Supplement, references to “$”, “USD$” or “dollars” are to the lawful currency of the United States. If applicable, all references to “CDN$” are to the lawful currency of Canada.

The annual financial statements incorporated by reference in this Prospectus and any Prospectus Supplement, and the selected consolidated financial data derived therefrom included in this Prospectus and any Prospectus Supplement, have been prepared in accordance with IFRS, and the interim financial statements, incorporated by reference in this Prospectus and any Prospectus Supplement, and the selected consolidated financial data derived therefrom included in this Prospectus and any Prospectus Supplement have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting. IFRS differs in some material respects from U.S. GAAP and so these financial statements may not be comparable to the financial statements of U.S. companies that report in accordance with U.S. GAAP. As a result, certain financial information included or incorporated in this Prospectus may not be comparable to financial information prepared by companies in the U.S.

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EXCHANGE RATE INFORMATION

The following table sets forth, for one US dollar expressed in Canadian dollars, the average exchange rates for each period indicated. These rates are based on the noon buying rate published by the Bank of Canada. Readers are cautioned that the exchange rates presented here are historical and are not indicative of future exchange rates.

	Month ended	Calendar Year ended
	May 31, 2025 (CDN$)	Dec 31, 2024 (CDN$)	Dec 31, 2023 (CDN$)
High	1.40	1.44	1.39
Low	1.37	1.32	1.31
Average rate during period	1.39	1.37	1.35
Period End	1.38	1.44	1.33

On June 23, 2025, being the last complete trading day prior to the date hereof, the daily average rate as reported by the Bank of Canada for the conversion of one Canadian dollar into United States dollars was USD$1.00 equals CDN$1.38.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and any Prospectus Supplement, and the documents incorporated by reference into this Prospectus and any Prospectus Supplement, contain forward-looking information within the meaning of Canadian securities laws (“forward-looking information” or “forward-looking statements”) concerning future events or future performance with respect to the Corporation’s projects, business approach and plans, including, without limitation, capital and operating and cash flow estimates; business transactions including new business partnerships and the expected benefits therefrom; requirements for additional capital; the Corporation’s intention to enter into, and operate in, new jurisdictions; the amount of proceeds the Corporation intends to raise; the Corporation’s intention to complete future offerings; the Corporation’s expected expenditures; the Corporation’s strategy; and the use of proceeds from any offerings conducted by the Corporation in connection with this Prospectus.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives or future events or performance (often, but not always, using words or phrases such as “expects”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “intends”, “strategy”, “goals”, “objectives” or variations thereof or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking information.

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In particular, this Prospectus, and the documents incorporated by reference herein, contain forward-looking information pertaining to the following:

●	proposed timing and expected results of exploratory and development work including commencement and completion of drilling and fracture-stimulations and production from the Caney formation on the Corporation’s Oklahoma acreage;
●	the effect of design and performance improvements on future productivity;
●	crude natural gas, natural gas liquids and oil production estimates and targets;
●	the size of the Corporation’s natural gas, natural gas liquids and oil reserves;
●	planned capital expenditure programs and estimates;
●	projections of market prices and costs;
●	expectations regarding future supply and demand for oil and natural gas;
●	expectations regarding the ability to raise capital and development or acquisition of reserves;
●	anticipated treatment under governmental regulatory regimes and tax laws;
●	hypotheses regarding the geology of the basins in which the Corporation has operations and is conducting exploratory work;
●	the amount of proceeds the Corporation intends to raise; and
●	the Corporation’s intention to complete future offerings.

This forward-looking information is based on a number of assumptions, including but not limited to: assumptions set out herein, assumptions described in the Corporation’s NI 51-101 Report, that the Corporation’s geologic models will be validated, that indications of early results are reasonably accurate predictors of the prospectiveness of the shale intervals, that previous exploration results are indicative of future results and success, that expected production from future wells can be achieved as modeled, declines will match the modeling, future well production rates will be improved over existing wells, that rates of return as modeled can be achieved, that recoveries are consistent with management’s expectations, that additional wells are actually drilled and completed, that design and performance improvements will reduce development time and expense and improve productivity, that discoveries will prove to be economic, that anticipated results and estimated costs will be consistent with managements’ expectations, that the Corporation will be able to enter into, renew and/or extend leases and/or concessions in the manner and on the terms expected, that all required licenses, permits and approvals and the necessary labour and equipment will be obtained, provided or available, as applicable, on terms that are acceptable to the Corporation, when required, stability in the credit markets and continued willingness of lenders to lend capital to issuers such as the Corporation, continuing availability of funds for capital expenditures through internally generated cash, equity raises and/or farm-out arrangements, stability of the political and fiscal regimes in the countries in which the Corporation has operations, ability of the Corporation to hold the concessions and projects in which it has interests and to find suitable industry partners and properties to acquire, stable future costs, availability of equipment and personnel when required for operations, continuing strong demand for oil and natural gas, that the Corporation will not experience unforeseen delays, unexpected geologic or other effects, equipment failures, permitting delays, delays in procurement of required equipment or personnel, labour or contract disputes, that royalty payments will be calculated and payable in the manner expected by the Corporation, that the Corporation’s financial condition and development plans and those of its co-venturers will not change, that the Corporation’s products can be sold in the manner and for the price expected, that the Corporation will continue to be able to access sufficient capital through financings, credit facilities farm-ins or other participation arrangements to maintain its projects, that the Corporation will not be adversely affected by changing government policies and regulations, social instability or other political, economic or diplomatic developments in the countries in which it operates or be otherwise adversely affected by risks associated with foreign operations, that storage and transportation facilities for Corporation’s products will be available, that global economic conditions – and in particular economic conditions in Canada and the United States – will not deteriorate in a manner that has an adverse impact on the Corporation’s business and its ability to advance its business strategy, the assumptions underlying estimates of reserves, assumptions regarding future growth, results of operation, production, future capital and other expenditures (including the amount, nature and sources of funding thereof), plans for and results of drilling activity, environmental matters, that management will be able to execute its business plan, and assumptions regarding business prospects and opportunities. The reserves estimates included in the NI 51-101 Report is based on a limited number of wells with limited production history and includes a number of assumptions relating to factors such as availability of capital to fund required infrastructure, commodity prices, production performance of the wells drilled, successful drilling of infill wells, the assumed effects of regulation by government agencies and future capital and operating costs

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Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

●	litigation risks;
●	unanticipated costs;
●	currency fluctuations and currency exchange risks;
●	increased competition that adversely affects the Corporation’s business;
●	risks related to the decrease of the market price of the Common Shares if the Corporation’s shareholders sell substantial amounts of Common Shares;
●	risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per Common Share;
●	the absence of a market through which the Securities, other than Common Shares, may be sold;
●	the Corporation’s ability to hire and retain skilled staff;
●	political and regulatory risks;
●	global financial conditions;
●	dependency on the success of the Corporation’s strategic relationships with third parties;
●	the need for additional capital to support business growth, and the unavailability of such capital;
●	risks related to insurance;
●	the risk that anticipated results and estimated costs of exploration and development activities will not be consistent with managements’ expectations;
●	that unexpected geological results are encountered and other risks and uncertainties involving geology of oil and gas deposits;
●	that completion techniques require further optimization;
●	that production rates do not match the Corporation’s assumptions and expectations;
●	that very low or no production rates are achieved;
●	that the Corporation is adversely affected by changing government policies and regulations, social instability or other political, economic or diplomatic developments in the countries in which it operates;
●	risks related to the threat or imposition of tariffs;
●	volatility in market prices for oil and natural gas;
●	the risks of the energy industry, in particular the oil and gas industry, both domestically and internationally, such as operational risks in exploring for, developing and producing crude oil and natural gas and market demand;
●	uncertainties inherent in estimating quantities of oil and natural gas reserves and cash flows to be derived therefrom;

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●	that actual production, revenues, taxes, development and capital and operating expenditures with respect to reserves will adversely vary from such estimates, and that such variances will be material;
●	factors or uncertainties that may adversely affect either the Corporation’s reserves, reserves life, or the future net revenue associated with such reserves including material changes to existing taxation or royalty rates and/or regulations, and changes to environmental laws and regulations;
●	that the Corporation will not achieve a comparable level of hedging going forward in respect of its existing production;
●	that the Corporation will cease to be in compliance with the covenants under its reserve-based loan facility and be required to repay outstanding amounts or that the borrowing base will be reduced pursuant to a borrowing base redetermination;
●	competition for, among other things, capital, acquisitions of reserves, undeveloped lands and skilled personnel;
●	the ability of the Corporation and its subsidiaries to hold existing concessions and leases through drilling or extensions;
●	governmental regulation, including environmental regulation, changes in energy policies or personnel administering them, nationalization, exchange and export controls and royalty and tax rates;
●	actions taken by governmental authorities, including increases in taxes and changes in government regulations and incentive programs;
●	risks inherent in marketing operations, including credit risk;
●	the ability to enter into, renew and/or extend leases and/or concessions;
●	potential delays or changes in plans with respect to exploration or development projects or capital expenditures;
●	uncertainty of finding reserves, developing and marketing those reserves;
●	unanticipated operating events, including offset fracture stimulation operations by other operators, which could reduce production or cause production to be shut in or delayed and cause damage to affected wells;
●	inability of management to identify and complete potential acquisitions and/or failure to achieve anticipated benefits from such acquisitions;
●	termination of or failure to extend existing licenses by regulatory or governmental authorities;
●	shut-ins of connected wells resulting from extreme weather conditions, including flooding;
●	insufficient storage or transportation capacity;
●	hazards such as fire, explosion, blowouts, cratering and spills, each of which could result in substantial damage to wells, production facilities, other property and the environment or in personal injury;
●	encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into producing formations;
●	inability to add production and reserves through development and exploration activities;
●	the possibility that government policies or laws, including laws and regulations related to the environment and the protection of sovereign interests in petroleum assets, may change or governmental approvals may be delayed or withheld;
●	uncertainty in amounts and timing of royalty payments;
●	failure to obtain industry partner and other third party consents and approvals, as and when required;
●	incorrect assessments of the value of acquisitions;
●	geological, technical, drilling and processing problems;

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●	uncertainties associated with the utilization of hydraulic fracturing in relation to the Corporation’s existing and/or future properties;
●	fluctuations in foreign exchange or interest rates and stock market volatility and market valuations;
●	rising costs of labour and equipment;
●	changes in income tax laws or changes in tax laws and incentive programs relating to the energy industry, in particular the oil and gas industry;
●	inherent uncertainties involved in the legal dispute resolution process, including in foreign jurisdictions;
●	tightening of the credit markets, global economic uncertainty, counterparty risk;
●	equipment failures, permitting delays and delays in procurement of, or inability to procure, required equipment or personnel;
●	labour or contract disputes;
●	changes in the Corporation’s financial condition and plans or those of its co-venturers;
●	risks and uncertainties associated with securing necessary regulatory approvals, including the risk that the Corporation or its subsidiaries are not able for any reason to obtain and provide the information necessary to secure required approvals or that required regulatory approvals are otherwise not available when required;
●	the risk that the Corporation is unable to access required capital on acceptable terms, or at all;
●	inability of management to execute its business plan;
●	general economic conditions in Canada and the United States; and
●	other factors discussed under “Risk Factors”.

This list is not exhaustive of the factors that may affect any of the Corporation’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Corporation or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors”, elsewhere in this Prospectus and in documents incorporated by reference herein. In addition, although the Corporation has attempted to identify important factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward-looking statements, there may be other factors that cause achievements, events or conditions not to be as anticipated, estimated or intended. Many of the foregoing factors are beyond the Corporation’s ability to control or predict.

These forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made and the Corporation does not assume any obligation to update forward-looking statements, except as required by applicable securities laws, if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, forward-looking statements are inherently unreliable, and investors should not place undue reliance on forward-looking statements.

The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein are qualified by the foregoing cautionary statements.

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DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed by the Corporation with securities commissions or similar authorities in British Columbia, Alberta, Manitoba and Ontario (the “Commissions”). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Kolibri at 925 Broadbeck Dr., Suite 220, Thousand Oaks, California 91320; Telephone (805) 484-3613 and are also available electronically on SEDAR+, which can be accessed electronically at www.sedarplus.ca and on EDGAR, which can be accessed electronically at www.sec.gov. The filings of the Corporation through SEDAR+ and EDGAR are not incorporated by reference into this Prospectus except as specifically set out herein.

The following documents of the Corporation, which have been filed with the Commissions are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a.	the annual information form of the Corporation dated March 25, 2025, for the year ended December 31, 2024 (the “Annual Information Form” or “AIF”);

b.	the unaudited condensed consolidated interim financial statements of the Corporation for the three months ended March 31, 2025, together with the notes thereto (the “Interim Financial Statements”);

c.	the Corporation’s management’s discussion and analysis of the financial condition and results of operations for the three months ended March 31, 2025 (the “Interim MD&A”);

d.	the audited consolidated financial statements of the Corporation for the years ended December 31, 2024 and 2023, together with the notes thereto and the auditors’ report thereon;

e.	the Corporation’s management’s discussion and analysis of the financial condition and results of operations for the year ended December 31, 2024 and 2023; and

f.	the management information circular dated March 14, 2025 relating to the annual meeting of shareholders of the Corporation held on April 22, 2025.

However, these documents are not incorporated by reference to the extent their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

Any material change reports (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to NI 44-101 that are filed by the Corporation with a Commission after the date of this Prospectus and prior to the termination of an offering of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus.

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Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not false or misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form and the related audited annual financial statements and management’s discussion and analysis being filed by the Corporation with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous audited annual financial statements and related management’s discussion and analysis, and all interim financial statements and related management’s discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of the Corporation’s financial year in which the annual information form and the related annual financial statements and management’s discussion and analysis are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon new interim financial statements and related management’s discussion and analysis being filed by us with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, all interim financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

All information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, to the extent required by applicable securities laws. A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities offered thereunder. Investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in the Corporation’s securities.

The Corporation has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, he or she should not rely on it.

References to the Corporation’s website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and the Corporation disclaims any such incorporation by reference.

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NOTE REGARDING RESERVE ESTIMATES

The securities regulatory authorities in Canada have adopted National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities (“NI 51-101”), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities, which has been adopted by the applicable securities regulatory authorities in Canada and prescribes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities that differ from the oil and gas disclosure standards of the SEC under Subpart 1200 of Regulation S-K. NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose proved and proved plus probable reserves, to disclose resources, and to disclose reserves and production before deducting royalties. Probable reserves are of a higher uncertainty and are less likely to be accurately estimated or recovered than proved reserves.

We are required to disclose reserves in accordance with Canadian securities law requirements and the disclosure of proved and probable reserves in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is in accordance with NI 51-101.

The SEC definitions of proved and probable reserves are different from the definitions contained in NI 51-101; therefore, proved and probable reserves disclosed in this Prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein in compliance with NI 51-101 may not be comparable to United States standards. The SEC requires United States oil and gas reporting companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and production due to others but permits the optional disclosure of probable and possible reserves.

In addition, as permitted by NI 51-101, we have determined and disclosed the net present value of future net revenue from our reserves in our NI 51-101 compliant reserves disclosure using forecast prices and costs. The SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices and current costs, but permits the optional disclosure of revenue estimates based on different price and cost criteria. Consequently, the oil and gas reserves estimates included or incorporated by reference in this Prospectus that are prepared in accordance with NI 51-101 are not comparable to oil and gas reserves estimates provided by U.S. companies in their filings with the SEC.

For additional information regarding the presentation of our reserves and other oil and gas information, see the sections entitled “Preliminary Notes” and “Oil and Gas Information” in our AIF, which is incorporated by reference in this Prospectus.

TECHNICAL AND THIRD PARTY INFORMATION

This Prospectus and the documents incorporated by reference herein may contain market, industry and economic data which was obtained from various publicly available sources and other sources believed by the Corporation to be true. Although the Corporation believes it to be reliable, the Corporation has not independently verified any of the data from third party sources referred to in this Prospectus, or analyzed or verified the underlying reports relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources. The Corporation believes that its market, industry and economic data is accurate and that its estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market, industry and economic data used throughout this Prospectus are not guaranteed and the Corporation does not make any representation as to the accuracy or completeness of such information.

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The reserves information contained in documents incorporated by reference in this Prospectus has been prepared in accordance with NI 51-101. Complete NI 51-101 reserves disclosure is included in the AIF, which is incorporated by reference into this Prospectus. Estimates of the Corporation’s reserves and the net present value of future net revenue attributable to such reserves incorporated by reference are based upon the report prepared by Netherland, Sewell & Associates Inc. (“NSAI”) dated March 7, 2025, evaluating the reserves attributable to the Corporation’s oil and gas properties as at December 31, 2024. The estimates of reserves are estimates only and there is no guarantee that the estimated reserves will be recovered. Actual reserves may be greater than or less than the estimates provided in the AIF and the differences may be material. Estimates of net present value of future net revenue attributable to the Corporation’s reserves do not represent the fair market value of the Corporation’s reserves and there is uncertainty that the net present value of future net revenue will be realized. There is no assurance that the forecast price and cost assumptions applied by NSAI in evaluating the Corporation’s reserves will be attained and variances could be material. For important additional information regarding the independent reserves evaluations that were conducted by NSAI, please refer to the AIF incorporated by reference into this Prospectus.

MARKETING MATERIALS

Certain marketing materials may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of any “marketing materials” (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”)) pertaining to a distribution of Securities will be filed under the Corporation’s corporate profile on SEDAR+ at www.sedarplus.ca. In the event that such marketing materials are filed subsequent to the date of filing of the applicable Prospectus Supplement pertaining to the distribution of the Securities to which such marketing materials relates and prior to the termination of such distribution, such filed versions of the marketing materials will be deemed to be incorporated by reference into that Prospectus Supplement for purposes of the distribution of Securities to which the Prospectus Supplement pertains.

THE CORPORATION

The following description of the Corporation and its business is derived from selected information about the Corporation contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Corporation and its business that you should consider before investing in the Common Shares or other Securities. You should carefully read the entire Prospectus and any applicable Prospectus Supplement, including the section entitled “Risk Factors”, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Corporate Structure

The Corporation was originally incorporated as “BNK Petroleum Inc.” under the Business Corporations Act (British Columbia) on May 26, 2008, and changed its name to “Kolibri Global Energy Inc.” on November 10, 2020. The registered and records office of the Corporation is located at 15th Floor, 1111 West Hastings Street, Vancouver, BC V6E 2J3, and its head office is located at 925 Broadbeck Dr., Suite 220, Thousand Oaks, California 91320.

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Intercorporate Relationships

The material subsidiaries and significant investee corporations of the Corporation are set forth or referred to below (all ownership is 100%).

Kolibri has two wholly-owned subsidiaries: (i) Kolibri Holding Inc., a corporation existing under the laws of Delaware, and Kolibri Energy US, Inc., a corporation existing under the laws of Texas.

Summary Description of Business

Kolibri international energy Corporation focused on finding and exploiting energy projects in oil, gas and clean and sustainable energy. Through various subsidiaries, the Corporation owns and operates energy properties in the United States. The Corporation continues to utilize its technical and operational expertise to identify and acquire additional projects.

The Corporation’s business activities include finding and exploiting energy projects in oil and gas. In the United States, the Corporation continues to develop its Caney Shale oil acreage in the Tishomingo Field in the Ardmore Basin, Oklahoma, U.S.A. The Corporation utilizes its technical and operational expertise with a goal to identify and acquire additional projects. All of the Corporation’s current production is from the Tishomingo Field.

Additional information regarding the business of the Corporation or its operations can be found in this Prospectus and the other documents incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

RISK FACTORS

An investment in the Corporation’s Securities is speculative and involves a high degree of risk. In addition to the other information included or incorporated by reference in this Prospectus or any applicable Prospectus Supplement, you should carefully consider the risks and uncertainties described in the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, together with all of the other information contained in this Prospectus, before purchasing the Corporation’s Securities. The occurrence of any of such risks could have a material adverse effect on our business, financial condition, results of operations and future prospects. In these circumstances, the market price of the Securities, including the Common Shares, could decline, and you may lose all or part of your investment. The risks described herein are not the only risks the Corporation faces; risks and uncertainties not currently known to by the Corporation or that it currently deems to be immaterial may also materially and adversely affect its business, financial condition and results of operations. Investors should also refer to the other information set forth or incorporated by reference in this Prospectus or any applicable Prospectus Supplement, including our consolidated financial statements and related notes.

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This Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described herein. See “Cautionary Note Regarding Forward-Looking Information.”

The principal risk factors to which the Corporation’s business and its Securities are subject are presented in detail in the AIF under the heading “Risk factors”, as well as the risk factors described under the heading “Risk Factors” in any applicable Prospectus Supplement. See “Documents Incorporated by Reference”. The following is an abbreviated list of risk factors. These risk factors, as well as risks currently unknown to the Corporation, could materially adversely affect the Corporation’s future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Corporation, or its business, property or financial results, each of which could cause investors to lose part or all of their investment.

Market price of Common Shares

The Common Shares are listed and posted for trading on the TSX and the Nasdaq. An investment in the Securities is highly speculative. The market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the financial performance or prospects of any particular Corporation. In addition, because of the nature of the energy industry, certain factors can have an adverse impact on the market price of the Common Shares, including, without limitation:

●	the Corporation’s announcements and the public’s reaction;
●	the Corporation’s financial condition or results of operations as reflected in our quarterly and annual financial statements;
●	the Corporation’s operating performance and the performance of competitors and other similar companies;
●	changes in market prices for oil and natural gas;
●	government regulations;
●	changes in earnings estimates or recommendations by research analysts who track the Securities or securities of other companies in the energy sector;
●	general market conditions;
●	announcements relating to litigation;
●	the arrival or departure of key personnel; and
●	the factors listed under the heading “Cautionary Note Regarding Forward-Looking Information”.

Absence of a public market for some of the Securities

There is no public market for the Non-Listed Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to apply for listing of the Non-Listed Securities on any securities exchanges. If the Non-Listed Securities are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Corporation’s financial condition. There can be no assurance as to the liquidity of the trading market for the Non-Listed Securities or that a trading market for these securities will develop at all.

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Future sales of issuance of debt or equity Securities

Given the Corporation’s plans and expectations that additional capital will be needed, the Corporation may need to issue additional debt or equity securities. The Corporation cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity Securities, investors will suffer dilution of their voting power and may experience dilution in the Corporation’s earnings per share.

Price may not Represent the Corporation’s Performance or Intrinsic Fair Value

The market price of a publicly-traded stock is affected by many variables not directly related to the performance of the Corporation, including the market in which it is traded, the strength of the economy generally, the availability of the attractiveness of alternative investments, and the breadth of the public market for the stock. The effect of these and other factors on the market price of the Common Shares on the TSX and the Nasdaq in the future cannot be predicted.

Securities or Industry Analysts

The trading market for the Common Shares could be influenced by research and reports that industry and/or securities analysts may publish about the Corporation, its business, the market or its competitors. The Corporation does not have any control over these analysts and cannot assure that such analysts will cover the Corporation or provide favourable coverage. If any of the analysts who may cover the Corporation’s business change their recommendation regarding the Corporation’s stock adversely, or provide more favourable relative recommendations about its competitors, the stock price would likely decline. If any analysts who may cover the Corporation’s business were to cease coverage or fail to regularly publish reports on the Corporation, it could lose visibility in the financial markets, which in turn could cause the stock price or trading volume to decline.

Discretion over use of proceeds

The Corporation intends to allocate the net proceeds it will receive from an offering as described under “Use of Proceeds” in this Prospectus and the applicable Prospectus Supplement. However, the Corporation will have broad discretion over the use of the net proceeds from an offering of the Securities. Because of the number and variability of factors that will determine the Corporation’s use of such proceeds, the Corporation’s ultimate use might vary substantially from its planned use. The failure by the Corporation to apply these funds effectively could have a material adverse effect on the business of the Corporation. Investors may not agree with how the Corporation allocates or spends the proceeds from an offering of the Securities. The Corporation may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of the Securities, including the market value of the Common Shares, and that may generate losses.

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Liquidity

Shareholders of the Corporation may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Corporation will continue to meet the listing requirements of the TSX, the Nasdaq or other public listing exchanges.

Trading price of Common Shares and volatility

In recent years, the securities markets in Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced large fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur with respect to the Common Shares. The trading price of the Common Shares may be subject to large fluctuations and may decline below the price at which an investor acquired their Common Shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Corporation’s control nor be a reflection of the Corporation’s actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their Securities at or above their acquisition cost.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

The following information should be read in conjunction with the Interim Financial Statements and Interim MD&A that are incorporated by reference into this Prospectus. As of the date of this Prospectus, there has been no material change in the share and loan capital of the Corporation, since the Interim Financial Statements, other than as set out below.

Date of Issuance	Securities	Amount	Issue Price/ Exercise Price
April 28, 2025	Common Shares(1)	4,144	N/A
April 29, 2025	Restricted share units(2)	80,000	N/A
May 28, 2025	Common Shares(1)	52,570	N/A
May 29, 2025	Common Shares(1)	4,840	N/A
June 2, 2025	Common Shares(3)	21,351	CAD$0.80
June 3, 2025	Common Shares(1)	4,840	N/A
June 11, 2025	Common Shares(1)	8,768	N/A
June 12, 2025	Common Shares(1)	8,768	N/A
June 13, 2025	Common Shares(3)	27,452	CAD$0.80
June 16, 2025	Common Shares(1)	3,928	N/A

Notes:

(1)	Issued upon settlement of vested restricted share units.
(2)	Vesting and exercisable as to 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant and 1/3 on the third anniversary of the date of grant.
(3)	Issued upon the exercise of stock options.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

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USE OF PROCEEDS

Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used to advance the Corporation’s business objectives, to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund discretionary capital programs and potential future acquisitions.

The management of the Corporation will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Corporation’s actual use of the net proceeds will vary depending on the Corporation’s operating and capital needs from time to time.

Each Prospectus Supplement will contain specific information concerning the use of proceeds from the particular sale of Securities by the Corporation.

The Corporation may also, from time to time, decide to issue securities (including Securities) otherwise than pursuant to a Prospectus Supplement to this Prospectus. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Corporation’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

DIVIDEND POLICY

The Corporation has not paid any dividends or distributions on its Common Shares. The Corporation’s current dividend or distribution policy is to retain any earnings and other cash resources for the operation and development of the Corporation’s business. Any decision to pay dividends or distributions on Common Shares in the future will be made by the board of directors on the basis of the earnings, financial requirements and other conditions existing at such time.

PLAN OF DISTRIBUTION

The Corporation may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices, which may be changed, or at non-fixed prices, such as market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the Nasdaq or other existing US trading markets for the Securities, as set forth in an accompanying Prospectus Supplement. Additionally, this Prospectus and any Prospectus Supplement may also cover the initial resale of the Securities purchased pursuant thereto. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

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In connection with the offering of the Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser that acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or Corporation acting jointly or in concert with such an underwriter or dealer will over-allot Securities or effect any other transactions that are intended to stabilize or maintain the market price of the Securities in connection with any distribution of Securities that is an “at-the-market distribution”.

Unless otherwise specified in a Prospectus Supplement, there is no market through which the Non-Listed Securities may be sold and you may not be able to resell any such securities purchased under this Prospectus or any Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Securities (excluding any Common Shares) will not be listed on any securities exchange. This may affect the pricing of such securities on the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

In connection with the sale of Securities, underwriters may receive compensation from the Corporation or from purchasers of the Securities from whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid out of the Corporation’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, this Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Securities in the United States. Unless otherwise specified in the applicable Prospectus Supplement, the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, unless the Securities are registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Each underwriter, dealer and agent who participates in the distribution will agree not to sell or offer to sell or to solicit any offer to buy any Securities within the United States or to, or for the account or benefit of, a U.S. person, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws.

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CERTAIN INCOME TAX CONSIDERATIONS

Although the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. Each investor should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisor with respect to such investor’s particular circumstances.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), if applicable.

DESCRIPTION OF SECURITIES OFFERED UNDER THIS PROSPECTUS

Common Shares

The Corporation is authorized to issue an unlimited number of Common Shares. As of the date hereof, there are 35,506,363 Common Shares issued and outstanding (on a non-diluted basis) as fully paid and non-assessable common shares in the capital of the Corporation. The following is a summary of the material rights, privileges and conditions attaching to the Common Shares and is subject to, and qualified by, reference to the articles and by-laws of the Corporation.

The holders of the Common Shares, subject to the prior rights, if any, of the holders of any other class of shares of the Corporation, are entitled to receive such dividends in any financial year as the board of directors of the Corporation may by resolution determine. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares are entitled, subject to the prior rights, if any, of the holders of any other class of shares of the Corporation, to participate rateably in the remaining property and assets of the Corporation.

Preferred Shares

The Corporation is authorized to issue an unlimited number of Preferred Shares. As at the date of this Prospectus, no Preferred Shares are issued and outstanding.

The Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of Preferred Shares as may be determined by the directors of the Corporation. The directors may, by resolution before the issue of Preferred Shares, fix or change the number of shares in, and to determine or alter the designation and special rights and restrictions attaching to the Preferred Shares of each series including, without limitation, any right to receive dividends and any voting rights.

No special rights or restrictions attached to a series of Preferred Shares will confer on the series priority over another series of Preferred Shares then outstanding respecting (i) dividends, or (ii) a return of capital on winding up or on the occurrence of another event that would result in the holders of all series of Preferred Shares being entitled to a return of capital.

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In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of the Preferred Shares are entitled to receive, for each Preferred Share held, from the property and assets of the Corporation, a sum equivalent to the amount paid up thereon together with the premium (if any) thereon and any dividends declared thereon before any amount shall be paid or any property or asset of the Corporation is distributed to the holders of the Common Shares or any other shares ranking junior to the Preferred Shares with respect to the repayment of capital; after payment to the holders of the Preferred Shares of the amount so payable to them, the holders of Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation except as specifically provided in special rights and restrictions attached to the Preferred Shares, and the holders of the Common Shares shall be entitled to receive the remaining property of the Corporation.

Warrants

The Corporation may issue Warrants to purchase Common Shares. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.

Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities. Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Corporation and one or more banks or trust companies acting as warrant agent. The warrant agent will act solely as the Corporation’s agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of Warrants. The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.

If applicable, the Corporation will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Company on Form 6-K that the Corporation files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Corporation is offering before the issuance of such Warrants.

The Prospectus Supplement relating to any Warrants that the Corporation offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

●	the aggregate number of Warrants being offered;
●	the price at which the Warrants will be offered;
●	the date or dates on which the Warrants may be exercised;
●	the number of Common Shares that may be purchased upon the exercise of each Warrant;
●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of securities issuable upon exercise of the Warrants, (ii) the exercise price of the Warrants and (iii) the term of the Warrants;
●	whether the Corporation will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
●	whether the Warrants will be listed on any exchange; and
●	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of Common Shares issuable upon exercise of the Warrants.

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Units

The Corporation may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

If applicable, the Corporation will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Corporation files with the SEC, any Unit agreement describing the terms and conditions of such Units that the Corporation is offering before the issuance of such Units.

Subscription Receipts

The Corporation may issue Subscription Receipts, separately or together, with Common Shares, Warrants or Units, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that we may offer pursuant to this Prospectus.

The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. The Corporation will file a copy of the subscription receipt agreement relating to an offering with the Commissions after the Corporation has entered into it.

In the United States, the Corporation will file as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from Report of Foreign Private Issuer on Form 6-K that the Corporation files with the SEC, any subscription receipt agreement describing the terms and conditions of subscription receipts the Corporation is offering before the issuance of such Subscription Receipts.

The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the aggregate number of Subscription Receipts being offered;
●	the price at which the Subscription Receipts will be offered;
●	the number and class of securities issuable in exchange for the Subscription Receipts;
●	the terms and number of securities issuable in exchange for the Subscription Receipts;
●	conditions to the exchange of Subscription Receipts into Common Shares or other securities of the Corporation and the consequences of such conditions not being satisfied;
●	the procedures and mechanics for the exchange of the Subscription Receipts into Common Shares or other securities of the Corporation; and
●	any other material terms or conditions of the Subscription Receipts.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Corporation has incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

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PRIOR SALES

Prior sales of Common Shares and securities convertible or exchangeable into Common Shares will be provided as required in a Prospectus Supplement with respect to the issuance of securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed on the TSX under the symbol “KEI” and on the Nasdaq under the symbol “KGEI”. The following table sets forth, for the 12-month period prior to the date of this Prospectus, details of the trading prices and volume on a monthly basis of the Common Shares on the TSX and the Nasdaq:

	Toronto Stock Exchange			Nasdaq Market
Month	High (CDN$)	Low (CDN$)	Total Volume	High (US$)	Low (US$)	Total Volume
June 30, 2024	4.98	4.45	335,297	3.66	3.25	404,274
July 31, 2024	4.93	4.30	189,168	3.65	3.04	308,442
August 31, 2024	4.54	4.04	168,636	3.43	2.90	152,953
September 30, 2024	4.63	3.90	222,359	3.47	2.85	134,581
October 31, 2024	4.90	4.23	216,312	3.55	3.08	160,703
November 30, 2024	6.00	4.37	185,065	4.27	2.91	365,011
December 31, 2024	8.25	5.94	428,479	5.84	4.10	613,085
January 31, 2025	11.16	7.51	790,053	7.80	5.08	2,171,824
February 28, 2025	13.88	10.00	1,734,930	9.89	7.00	3,064,595
March 31, 2025	12.94	9.49	1,251,097	9.00	6.57	3,484,168
April 31, 2025	12.80	8.91	1,274,108	9.31	6.22	1,947,325
May 31, 2025	10.26	8.00	668,083	7.36	5.75	2,129,242
June 1 to June 23, 2025	10.59	9.08	439,220	7.72	6.62	2,011,312

On June 23, 2025, the last trading day prior to the filing of this Prospectus, the closing price on the TSX of the Common Shares was CDN$9.28 and on the Nasdaq was US$6.73.

AUDITORS, TRANSFER AGENT AND REGISTRAR

BDO USA, P.C., the current auditors of the Corporation, and Marcum LLP, the former auditors of the Corporation, have confirmed that they are independent in accordance with the applicable rules and regulations of the SEC and the Public Company Accountability Board on auditor independence.

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc., of 600, 530 – 8th Avenue SW, Calgary, Alberta, Canada, T2P 3S8.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation is governed by the laws of Canada. Certain of the directors and officers of the Corporation are resident outside of the United States and certain of the Corporation’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation, its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Corporation filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Gary Johnson, 925 Broadbeck Drive, Suite 220, Thousand Oaks, CA 91320, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

LEGAL MATTERS

Unless otherwise specified in an applicable Prospectus Supplement, certain legal matters in connection with the Securities offered hereby relating to Canadian law will be passed upon on behalf of the Corporation by DuMoulin Black LLP. Certain legal matters in connection with the Securities offered hereby relating to U.S. law will be passed upon for the Corporation by Haynes and Boone, LLP, New York, New York.

BANKRUPTCIES, PENALTIES OR SANCTIONS

Except as disclosed herein, none of the Corporation’s directors, executive officers or a shareholder holding a sufficient number of securities to affect materially the control of the Corporation:

(a)	is, as at the date of this Prospectus, or has been within the 10 years before the date of this Prospectus, a director or executive officer of any Corporation (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

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(b)	has, within the 10 years before the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder;

(c)	has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(d)	has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

INTEREST OF EXPERTS

Oil and gas reserves estimates incorporated by reference into this Prospectus are based upon the report prepared by Netherland, Sewell & Associates, Inc. As of the date hereof, to the knowledge of the Company, the principals of Netherland, Sewell & Associates, Inc., as a group, do not own, directly or indirectly, any Common Shares.

Certain legal matters in connection with the issuance of the Securities of the Corporation offered hereby will be passed upon on behalf of the Corporation by DuMoulin Black LLP. As of the date hereof, the partners and associates of DuMoulin Black LLP, as a group, beneficially own, directly and indirectly, less than one percent of the outstanding Common Shares.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents referred to under the heading “Documents Incorporated by Reference”; (ii) the consent of BDO USA, P.C.; (iii) the consent of Marcum LLP; (iv) the consents of Netherland, Sewell & Associates, Inc. and any other experts named herein; and (iv) the powers of attorney from certain directors and officers of Kolibri.

ADDITIONAL INFORMATION

Kolibri has filed with the SEC a Registration Statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information. Statements contained in or incorporated by reference into this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at www.sec.gov. Each time the Corporation sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

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Kolibri is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith, files reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies.

You may read and download some of the documents the Corporation has filed with the SEC’s EDGAR system at www.sec.gov. You may read and download any public document that the Corporation has filed with the Canadian securities regulatory authorities at www.sedarplus.ca.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

Certain directors of the Corporation, officers of the Corporation signing the certificate of the Corporation attached to this Prospectus, and other persons or companies for whom the Corporation is required to file a consent under Part 10 of NI 41-101 reside outside of Canada. Each of the foregoing persons have appointed the following agent(s) for service of process:

Name of Person or Corporation	Name and Address of Agent
Wolf Regener, President, Chief Executive Officer and Director	DuMoulin Black LLP 15th Floor, 1111 West Hastings Street Vancouver, BC V6E 2J3
Gary Johnson, Chief Financial Officer and Vice President
David Neuhauser, Director
Doug Urch, Director
Leslie O’Connor, Director
Evan Templeton, Director
BDO USA, P.C.
Marcum LLP
Netherland, Sewell & Associates, Inc.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or Corporation that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights of withdrawal and rescission.

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase the Securities. This right may be exercised within 2 business days after the later of (a) the date that the Company (i) filed the Prospectus or any amendment on SEDAR+ and a receipt is issued and posted for the document, and (ii) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+, and (b) the date that the purchaser or subscriber has entered into an agreement to purchase the Securities or a contract to purchase or a subscription for the Securities.

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In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation or are not sent or delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. However, purchasers of Securities distributed under an “at-the-market distribution” do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to Securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102. Any remedies under securities legislation that a purchaser of the Securities distributed under an “at-the-market distribution” may have against the Corporation or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

Original purchasers of Warrants (if offered separately) and Subscription Receipts, other than original purchasers who acquire Warrants or Subscription Receipts in the United States, will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Warrant or Subscription Receipt, as the case may be. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant or Subscription Receipt, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus (as supplemented or amended); and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus (as supplemented or amended). This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia) and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in this Prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable security is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights and should consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Company is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”).

Under Section 160 of the BCBCA, the Company may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was a director or officer of the Company,

(ii)	is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company; or (B) at the Company’s request, or

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties (defined below) to which the eligible party is or may be liable; and

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

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Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Company must not make such payments unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the Company must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party under Section 160(b), 161 or 162 of the BCBCA if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following: (a) indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding, or (b) pay the expenses of the eligible party under Section 160(b), 161 or 162 of the BCBCA in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of the Company or an eligible party, the court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

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Company’s Articles

Under Part 21.2 of our Articles, and subject to the BCBCA, the Company must indemnify a director, former director or alternative director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in the Company’s Articles.

Under Part 21.3 of the Company’s Articles, and subject to any restrictions in the BCBCA, the Company may indemnify any person.

Under Part 21.4 of the Company’s Articles, the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Company’s Articles or, if applicable, any former Companies Act (British Columbia) or former Articles, does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

Under Part 21.5 of the Company’s Articles, the Company may purchase and maintain insurance (and the Company has purchased such insurance) for the benefit of any person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Company;

●	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

●	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

●	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Exhibit Index

Exhibit Number	Description
4.1	Annual Information Form for the fiscal year ended December 31, 2024, dated March 25, 2025 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 40-F, filed with the Commission on March 26, 2025).
4.2	Audited Consolidated Financial Statements for the years ended December 31, 2024, and 2023 (incorporated by reference from Exhibit No. 99.3 to the Registrant’s Form 40-F, filed with the Commission on March 26, 2025).
4.3	Management’s Discussion and Analysis for the year ended December 31, 2024 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 40-F, filed with the Commission on March 26, 2025).
4.4	Condensed Consolidated Unaudited Interim Financial Statements for the three months ended March 31, 2025 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K, filed with the Commission on May 14, 2025).
4.5	Management’s Discussion and Analysis for the three months ended March 31, 2025 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, filed with the Commission on May 14, 2025).
4.6	Management Information Circular dated March 14, 2025 (incorporated by reference from Exhibit No. 99.6 to the Registrant’s Form 6-K/A, filed with the Commission on June 20, 2025).
5.1	Consent of BDO, USA. P.C.
5.2	Consent of Marcum LLP.
5.3	Consent of DuMoulin Black LLP.
5.4	Consent of Netherland, Sewell & Associates, Inc.
6.1	Powers of Attorney (included on the signature pages to this Registration Statement).
107	Calculation of Filing Fee Table

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on June 24, 2025.

KOLIBRI GLOBAL ENERGY INC.

By:	/s/ Gary Johnson
Name:	Gary Johnson
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wolf Regener and Gary Johnson, or either of them acting alone or together, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Wolf Regener	Chief Executive Officer, President and Director (Principal Executive Officer)	June 24, 2025
Scott Melbye

/s/ Gary Johnson	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	June 24, 2025
Gary Johnson

/s/ David Neuhauser	Director	June 24, 2025
David Neuhauser

/s/ Douglas Urch	Director	June 24, 2025
Douglas Urch

/s/ Leslie O’Connor	Director	June 24, 2025
Leslie O’Connor

/s/ Evan Templeton	Chairman and Director	June 24, 2025
Evan Templeton

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on this 24th day of June, 2025.

By:	/s/ Gary Johnson
Title:	Gary Johnson
Name:	Authorized Representative

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